For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Ian Bailey (215)409-7287 Bailey-Ian@aramark.com

Aramark Announces Second Quarter 2014 Results
The Company Reported Strong Sales, Solid Adjusted Operating Income Growth
and Significant New Business Wins

Philadelphia, May 8, 2014 - Aramark Holdings Corporation (NYSE:ARMK), the $14 billion global provider of award winning services in food, facilities management, and uniforms, today reported second quarter 2014 results with strong sales, solid adjusted operating income growth and several key account wins.

KEY SECOND QUARTER HIGHLIGHTS

•	Sales of $3.5 billion, with organic growth of 4%;

•	Adjusted operating income of $197.8 million up 6%, operating income of $120.8 million;

•	Adjusted net income of $75.2 million, net income of $13.1 million;

•	Adjusted earnings per share of $0.31, earnings per share of $0.05;

•	Quarterly dividend declared.

KEY YEAR-TO-DATE HIGHLIGHTS

•	Sales of $7.3 billion, with organic growth of 5%;

•	Adjusted operating income of $457.4 million up 12%, operating income of $278.0 million.

“I am pleased to report strong business results for the second quarter and first half of 2014,” commented Eric J. Foss, President and Chief Executive Officer. “We experienced growth across all segments and continued our journey to improve profitability. We are investing for the future by building the Aramark brand and ensuring our front-line associates have the training, tools, and technology to build a strong connection with our customers and consumers. We remain confident in our ability to drive continued growth and shareholder value."

SECOND QUARTER RESULTS
Sales were $3.5 billion versus $3.4 billion in the second quarter of 2013, with organic growth of 4%. Adjusted operating income was $197.8 million versus $187.3 million last year, an increase of 6%. Unusually severe winter weather during the quarter affected results at a number of client locations.

Adjusted net income for the quarter was $75.2 million or $0.31 per share, versus adjusted net income of $53.6 million or $0.26 per share in the second quarter of 2013. The diluted share count in the second quarter was 243.4 million shares, up from 208.6 million shares in the same period last year, primarily as a result of the company’s initial public offering this past December.

On an as reported basis for the quarter, sales were $3.5 billion, operating income was $120.8 million, net income was $13.1 million and earnings per share were $0.05. Changes in currency rates from the prior year reduced sales and operating income in the quarter. A reconciliation of adjusted financial measures to as reported financial measures, including changes in currency translation rates is presented below. See "Non-GAAP Measures."

SECOND QUARTER SEGMENT RESULTS

Food and Support Services - North America
Sales in the Food and Support Services - North America segment were $2.4 billion, up 3% on an organic basis (up 2% on a reported basis) and adjusted operating income for the segment was up 1%. Sales growth in the Education and Sports, Leisure and Corrections sectors were particularly notable as new business wins continue to come online. Severe winter weather in North America affected many client locations, reducing sales and adjusted operating income by an estimated 1% and 5% to 6%, respectively. Consistent with what the company previously communicated, reinvestment in growth, technology and people accelerated during the second quarter.

Food and Support Services - International
Sales in the Food and Support Services - International segment were $744.1 million, an 8% increase on an organic basis (up 6% on a reported basis) and adjusted operating income for the segment was up 26%. Growth in Europe improved from the first quarter and emerging markets continued to grow in the double digits during the second quarter. Results were aided by the timing of the Easter Holiday, which falls in the fiscal third quarter this year versus the second quarter in 2013.

Uniform and Career Apparel
Sales in the Uniform and Career Apparel segment were $361.0 million, up 4% on an organic basis (up 4% on a reported basis) and adjusted operating income for the segment was up 8%. The combination of solid sales growth and continuing merchandise and plant productivity initiatives outweighed higher production and route costs from the severe weather.

Declaration of Dividend
On May 6, 2014, the company’s Board of Directors declared a 7.5 cent dividend per share of common stock, payable on June 9, 2014, to shareholders of record at the close of business May 19, 2014.

LIQUIDITY & CAPITAL STRUCTURE
As of March 28, 2014, total debt was $5.6 billion, a reduction of approximately $600 million from the year prior. The company’s total debt to adjusted EBITDA ratio has been reduced to 4.6x, from 5.5x in March 2013. Corporate liquidity remains strong, and as of quarter-end the company had $580.8 million of available borrowing capacity on its $770.0 million revolving credit facility. During the second quarter, the company completed the refinancing of approximately $4.0 billion in outstanding debt obligations, extending the maturity of approximately $2.6 billion to 2021 and repricing $1.4 billion of debt obligations due 2019. In connection with this refinancing, approximately $26 million of incremental interest and other financing charges, net was recorded during the quarter and is detailed in the company’s non-GAAP reconciliations.

OUTLOOK
While the company’s outlook for the remainder of fiscal 2014 remains unchanged, it is raising its expected 53-week adjusted earnings per share to $1.35 to $1.45 based upon first half performance.

CONFERENCE CALL SCHEDULED

The company has scheduled a conference call at 10 a.m. Eastern Daylight Time today to discuss its earnings. This call can be heard, either live or on a delayed basis, on the company's web site,
www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) is in the customer service business across food, facilities and uniforms, wherever people work, learn, recover, and play. United by a passion to serve, our more than 270,000 employees deliver experiences that enrich and nourish the lives of millions of people in 22 countries around the world every day. Aramark is recognized among the Most Admired Companies by FORTUNE and the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions & divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Adjusted Operating Income
Adjusted operating income represents operating income adjusted to eliminate the increased amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "Transaction"); the impact of the change in fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability.

Adjusted EBITDA
Adjusted EBITDA represents Adjusted Operating Income further adjusted to exclude the impact of all other depreciation and amortization expense.

Adjusted Net Income
Adjusted Net Income represents net income adjusted to eliminate the impact from discontinued operations; the increased amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction; the impact of changes in the fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability, less the tax impact of these adjustments. Management believes that presentation of net income as adjusted is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the company.

We use Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating profitability and to operate and control our cash operating costs to evaluate our performance. These financial metrics are not measurements of financial performance under generally accepted accounting principles in the United States, or U.S. GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. You should not consider these measures as alternatives to sales, net income or operating income, determined in accordance with U.S. GAAP. Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	March 28, 2014	March 29, 2013

Sales	$3,502,007	$3,403,737

Costs and Expenses:
Cost of services provided	3,159,808	3,132,226
Depreciation and amortization	125,317	135,304
Selling and general corporate expenses	96,075	55,992
	3,381,200	3,323,522
Operating income	120,807	80,215
Interest and other financing costs, net	102,074	147,124
Income (Loss) before income taxes	18,733	(66,909)
Provision (Benefit) for income taxes	5,616	(27,005)
Net income (loss)	13,117	(39,904)
Less: Net income attributable to noncontrolling interests	201	200
Net income (loss) attributable to ARAMARK Holdings stockholders	$12,916	$(40,104)

Earnings per share attributable to ARAMARK Holdings stockholders:
Basic	$0.06	$(0.20)
Diluted	$0.05	$(0.20)

Weighted Average Shares Outstanding:
Basic	230,693	201.468
Diluted	243,376	201.468

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Six Months	Six Months
	Ended	Ended
	March 28, 2014	March 29, 2013

Sales	$7,265,088	$6,939,652

Costs and Expenses:
Cost of services provided	6,514,627	6,303,766
Depreciation and amortization	262,141	268,704
Selling and general corporate expenses	210,291	111,648
	6,987,059	6,684,118
Operating income	278,029	255,534
Interest and other financing costs, net	185,427	260,475
Income (Loss) before income taxes	92,602	(4,941)
Provision (Benefit) for income taxes	34,569	(8,229)
Net income	58,033	3,288
Less: Net income attributable to noncontrolling interests	355	578
Net income attributable to ARAMARK Holdings stockholders	$57,678	$2,710

Earnings per share attributable to ARAMARK Holdings stockholders:
Basic	$0.26	$0.01
Diluted	$0.25	$0.01

Weighted Average Shares Outstanding:
Basic	218,653	201,728
Diluted	229,410	208,841

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	March 28, 2014	September 27, 2013
Assets

Current Assets:
Cash and cash equivalents	$139,184	$110,998
Receivables	1,523,027	1,405,843
Inventories	549,942	541,972
Prepayments and other current assets	203,563	228,352
Total current assets	2,415,716	2,287,165
Property and Equipment, net	960,903	977,323
Goodwill	4,615,402	4,619,987
Other Intangible Assets	1,327,349	1,408,764
Other Assets	967,261	973,867
	$10,286,631	$10,267,106

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$89,613	$65,841
Accounts payable	804,241	888,969
Accrued expenses and other current liabilities	1,159,694	1,434,443
Total current liabilities	2,053,548	2,389,253
Long-Term Borrowings	5,547,928	5,758,229
Other Liabilities	975,838	1,047,002
Common Stock Subject to Repurchase and Other	10,177	168,915
Total Stockholders' Equity	1,699,140	903,707
	$10,286,631	$10,267,106

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months	Six Months
	Ended	Ended
	March 28, 2014	March 29, 2013

Cash flows from operating activities:
Net income	$58,033	$3,288
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation and amortization	262,141	268,704
Income taxes deferred	(33,883)	(28,957)
Share-based compensation expense	72,998	8,821
Changes in noncash working capital	(507,238)	(269,864)
Other operating activities	20,529	69,071
Net cash (used in) provided by operating activities	(127,420)	51,063

Cash flows from investing activities:
Net purchases of property and equipment,
client contract investments and other	(159,587)	(160,738)
Acquisitions, divestitures and other investing activities	18,309	1,416
Net cash used in investing activities	(141,278)	(159,322)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(182,725)	187,079
Net change in funding under the Receivables Facility	—	36,200
Payment of dividends	(17,306)	—
Proceeds from initial public offering, net	524,081	—
Proceeds from issuance of common stock	3,419	4,372
Distribution in connection with spin-off of Seamless Holdings	—	(47,352)
Repurchase of common stock	(1,549)	(33,155)
Other financing activities	(29,036)	(55,918)
Net cash provided by financing activities	296,884	91,226
Increase (decrease) in cash and cash equivalents	28,186	(17,033)
Cash and cash equivalents, beginning of period	110,998	136,748
Cash and cash equivalents, end of period	$139,184	$119,715

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	March 28, 2014
	FSS North America	FSS International	Uniform	Corporate	ARAMARK Holdings Corporation
Sales (as reported)	$2,396,880	$744,163	$360,964		$3,502,007
Operating Income (as reported)	$125,416	$13,163	$36,564	$(54,336)	$120,807
Operating Income Margin (as reported)	5.2%	1.8%	10.1%		3.4%

Sales (as reported)	$2,396,880	$744,163	$360,964		$3,502,007
Effect of Acquisitions & Divestitures	(1,435)	(709)	—		(2,144)
Adjusted Sales (Organic)	$2,395,445	$743,454	$360,964		$3,499,863

Operating Income (as reported)	$125,416	$13,163	$36,564	$(54,336)	$120,807
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	28,605	1,424	793	—	30,822
Share-Based Compensation	—	—	—	13,620	13,620
Severance and Other Charges	(11,327)	13,108	—	7,008	8,789
Effect of Acquisitions & Divestitures	(407)	(53)	—	—	(460)
Branding	1,189	225	210	8,052	9,676
Initial Public Offering-Related Expenses, including share-based compensation	—	—	—	14,276	14,276
Gains, Losses & Settlements impacting comparability	—	—	—	248	248
Adjusted Operating Income	$143,476	$27,867	$37,567	$(11,132)	$197,778

Adjusted Operating Income Margin	6.0%	3.7%	10.4%		5.7%

	Three Months Ended
	March 29, 2013
	FSS North America	FSS International	Uniform	Corporate	ARAMARK Holdings Corporation
Sales (as reported)	$2,354,315	$702,154	$347,268		$3,403,737
Operating Income (as reported)	$84,238	$(10,027)	$23,277	$(17,273)	$80,215
Operating Income Margin (as reported)	3.6%	-1.4%	6.7%		2.4%

Sales (as reported)	$2,354,315	$702,154	$347,268		$3,403,737
Effect of Currency Translation	(22,562)	(12,970)	—		(35,532)
Effect of Acquisitions & Divestitures	(179)	—	—		(179)
Adjusted Sales (Organic)	$2,331,574	$689,184	$347,268		$3,368,026

Operating Income (as reported)	$84,238	$(10,027)	$23,277	$(17,273)	$80,215
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	30,187	1,906	6,797	—	38,890
Share-Based Compensation	—	—	—	4,794	4,794
Effect of Currency Translation	(1,584)	(348)	—	—	(1,932)
Severance and Other Charges	44,968	30,551	150	1,021	76,690
Effect of Acquisitions & Divestitures	651	—	—	—	651
Gains, Losses & Settlements impacting comparability	(16,541)	—	4,606	(53)	(11,988)
Adjusted Operating Income	$141,919	$22,082	$34,830	$(11,511)	$187,320

Adjusted Operating Income Margin	6.1%	3.2%	10.0%		5.6%

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Six Months Ended
	March 28, 2014
	FSS North America	FSS International	Uniform	Corporate	ARAMARK Holdings Corporation
Sales (as reported)	$5,017,231	$1,519,738	$728,119		$7,265,088
Operating Income (as reported)	$288,550	$40,235	$76,859	$(127,615)	$278,029
Operating Income Margin (as reported)	5.8%	2.6%	10.6%		3.8%

Sales (as reported)	$5,017,231	$1,519,738	$728,119		$7,265,088
Effect of Acquisitions & Divestitures	(6,467)	(709)	—		(7,176)
Adjusted Sales (Organic)	$5,010,764	$1,519,029	$728,119		$7,257,912

Operating Income (as reported)	$288,550	$40,235	$76,859	$(127,615)	$278,029
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	59,373	3,196	7,769	—	70,338
Share-Based Compensation	—	—	—	22,133	22,133
Severance and Other Charges	(11,327)	13,108	—	12,046	13,827
Effect of Acquisitions & Divestitures	(550)	(53)	—	—	(603)
Branding	1,189	225	210	13,228	14,852
Initial Public Offering-Related Expenses, including share-based compensation	—	—	—	56,133	56,133
Gains, Losses & Settlements impacting comparability	3,667	—	(923)	(81)	2,663
Adjusted Operating Income	$340,902	$56,711	$83,915	$(24,156)	$457,352

Adjusted Operating Income Margin	6.8%	3.7%	11.5%		6.3%

	Six Months Ended
	March 29, 2013
	FSS North America	FSS International	Uniform	Corporate	ARAMARK Holdings Corporation
Sales (as reported)	$4,811,899	$1,427,051	$700,702		$6,939,652
Operating Income (as reported)	$225,789	$9,183	$54,373	$(33,811)	$255,534
Operating Income Margin (as reported)	4.7%	0.6%	7.8%		3.7%

Sales (as reported)	$4,811,899	$1,427,051	$700,702		$6,939,652
Effect of Currency Translation	(37,083)	(14,323)	—		(51,406)
Effect of Acquisitions & Divestitures	(8,630)	—	—		(8,630)
Adjusted Sales (Organic)	$4,766,186	$1,412,728	$700,702		$6,879,616

Operating Income (as reported)	$225,789	$9,183	$54,373	$(33,811)	$255,534
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	59,780	4,403	13,518	—	77,701
Share-Based Compensation	—	—	—	8,821	8,821
Effect of Currency Translation	(2,935)	(1,085)	—	—	(4,020)
Severance and Other Charges	44,968	32,951	3,730	1,021	82,670
Effect of Acquisitions & Divestitures	615	—	—	—	615
Gains, Losses & Settlements impacting comparability	(16,541)	—	2,913	178	(13,450)
Adjusted Operating Income	$311,676	$45,452	$74,534	$(23,791)	$407,871

Adjusted Operating Income Margin	6.5%	3.2%	10.6%		5.9%

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME, ADJUSTED OPERATING INCOME, ADJUSTED EBITDA & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended		Six Months Ended	Six Months Ended
	March 28, 2014	March 29, 2013		March 28, 2014	March 29, 2013

Net Income (Loss) (as reported)	$13,117	$(39,904)		$58,033	$3,288
Adjustment:
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	30,822	38,890		70,338	77,701
Share-Based Compensation	13,620	4,794		22,133	8,821
Effect of Currency Translation	—	(1,932)		—	(4,020)
Severance and Other Charges	8,789	76,690		13,827	82,670
Effects of Acquisitions and Divestitures	(460)	651		(603)	615
Branding	9,676	—		14,852	—
Initial Public Offering-Related Expenses, including share-based compensation	14,276	—		56,133	—
Gains, Losses and Settlements impacting comparability	248	(11,988)		2,663	(13,450)
Effects of Refinancing on Interest and Other Financing Costs, net	25,705	39,830		25,705	39,830
Tax Impact of Adjustments to Adjusted Net Income	(40,557)	(53,419)		(75,989)	(71,285)
Adjusted Net Income	$75,236	$53,612		$187,092	$124,170
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	14,852	13,589		50,284	31,455
Provision (Benefit) for Income Taxes	5,616	(27,005)		34,569	(8,229)
Interest and Other Financing Costs, net	102,074	147,124		185,427	260,475
Adjusted Operating Income	$197,778	$187,320		$457,372	$407,871
Adjustment:
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(30,822)	(38,890)		(70,338)	(77,701)
Depreciation and Amortization	125,317	135,304		262,141	268,704
Adjusted EBITDA	$292,273	$283,734		$649,175	$598,874

Adjusted Earnings Per Share
Adjusted Net Income	$75,236	$53,612		$187,092	$124,170
Net Income Attributable to Noncontrolling Interests	(201)	(200)		(355)	(578)
Net Income Attributable to ARAMARK Holdings Stockholders	$75,035	$53,412		$186,737	$123,592
Diluted Weighted Average Shares Outstanding	243,376	208,574	(a)	229,410	208,841
	$0.31	$0.26		$0.81	$0.59

(a) The diluted weighted average shares outstanding for the three months ended March 29, 2013 represent the fully diluted weighted average shares outstanding as Adjusted Net Income reflects a net income. The reported diluted weighted average shares outstanding does not reflect any dilutive shares as the Company is reporting a net loss for the three months ended March 29, 2013.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months	Twelve Months
	Ended	Ended
	March 28, 2014	March 29, 2013

Net Income	$125,111	$77,253
Adjustment:
Loss from Discontinued Operations, net of tax	1,030	—
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	148,080	154,256
Share-Based Compensation	32,729	12,934
Effect of Currency Translation	859	(6,691)
Severance and Other Charges	45,589	84,470
Effects of Acquisitions and Divestitures	(7,568)	(3,508)
Branding	14,852	—
Initial Public Offering-Related Expenses, including share-based compensation	56,133	—
Gains, Losses and Settlements impacting comparability	5,862	(19,574)
Effects of Refinancing on Interest and Other Financing Costs, net	25,705	39,830
Tax Impact of Adjustments to Adjusted Net Income	(106,548)	(98,757)
Adjusted Net Income	$341,834	$240,213
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	80,843	58,927
Provision for Income Taxes	62,031	(3,024)
Interest and Other Financing Costs, net	348,797	462,490
Adjusted Operating Income	833,505	758,606
Adjustment:
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(148,080)	(154,256)
Depreciation and Amortization	535,573	534,337
Adjusted EBITDA	$1,220,998	$1,138,687

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,637,541	$6,224,416
Adjusted EBITDA	$1,220,998	$1,138,687
Debt/Adjusted EBITDA	4.6	5.5

Explanatory Notes to the Non-GAAP Schedules
Increased amortization of acquisition related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction - adjustment to eliminate the increased amortization and depreciation above historical levels resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Shared-based compensation - adjustments to eliminate non-cash compensation expense related to the company’s issuances of stock options, restricted stock units, performance stock units and other share-based units, excluding the expense related to the modification of missed year options in connection with the initial public offering which are included in the Initial public offering and related expenses adjustment noted below. See Note 9 to the Condensed Consolidated Financial Statements contained in the company’s Form 10-Q filing.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN ($7.0 million for the second quarter of 2014 and $12.0 million for the year-to-date 2014), organizational streamlining initiatives ($1.8 million, net for the second quarter and year-to-date 2014 and $41.0 million for the second quarter of 2013 and $46.9 million for the year-to-date 2013), goodwill impairments and asset write-offs ($23.1 million for the second quarter and year-to-date 2013) and other transformational initiatives ($12.6 million for the second quarter and year-to-date 2013).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that acquisitions and divestitures had on the comparative periods by only presenting the acquired or divested businesses for the same periods of time in each period of the comparison.
Branding - adjustments to eliminate the expenses incurred in the period for the Aramark rebranding, such as costs related to the logo redesign, painting of trucks, changing signage, advertising, an internal new brand roll-out meeting, including travel and lodging expenses for company employees to attend this meeting, etc.
Initial public offering and related expenses - adjustments to eliminate non-cash compensation expense ($14.0 million for the second quarter of 2014 and $50.9 million for year-to-date 2014) related to the modification of missed year options in connection with the initial public offering, bonuses paid ($4.3 million for year-to-date 2014) to select senior management individuals related to the successful completion of the initial public offering and other costs attributable to the completion of the initial public offering.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as the loss on the McKinley Chalet divestiture ($6.7 million for year-to-date 2014), insurance reserve adjustments due to favorable claims experience ($3.9 million for year-to-date 2014 and $2.8 million for the second quarter of 2013 and $4.5 million for year-to-date 2013), multiemployer pension withdrawal charges ($2.1 million for the second quarter and year-to-date 2013), wage and hour settlement ($2.8 million for the second quarter and year-to-date 2013), other income relating to the recovery of the Company's investment (possessory interest) at one of the National Park Service sites ($14.0 million for the second quarter and year-to-date 2013) and other transactions.
Effects of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; changes in, new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; potential conflicts of interest between certain of our controlling shareholders and us; and other factors set forth under the headings “Risk Factors,” “Business - Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections in our prospectus dated December 11, 2013, filed with the SEC pursuant to Rule 424(b) of the Securities Act on December 12, 2013, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.